UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2016

Cynapsus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Canada	001-37426	98-1226819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

828 Richmond Street West, Toronto, Ontario, Canada (Address of principal executive offices)	M6J 1C9 (Zip Code)

Registrant’s telephone number, including area code: 416-703-2449

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders and warrantholders (collectively, the “Securityholders”) of Cynapsus Therapeutics Inc., a corporation organized under the federal laws of Canada (“Cynapsus”), was held on October 13, 2016 in Toronto, Ontario (the “Meeting”). An aggregate of (i) 9,597,720 common shares of Cynapsus, out of a total of 13,150,844 common shares issued and outstanding and entitled to vote as of the close of business on September 9, 2016, the record date of the Meeting (the “Record Date”), and (ii) 1,209,256 warrants of Cynapsus, out of a total of 2,251,247 warrants issued and outstanding and entitled to vote as of the close of business on the Record Date, were present in person or represented by proxy at the Meeting. There were at least two shareholders present in person or by proxy at the Meeting, which constituted a quorum. A summary of the voting results for the proposal submitted to a vote of the Securityholders, which is described in detail in Cynapsus’s Notice of Special Meeting of Shareholders and Warrantholders and Management Information Circular dated September 15, 2016 (the “Information Circular”) (a copy of which was filed as Exhibit 99.1 to the Current Report on Form 8-K filed by Cynapsus on September 16, 2016) and first mailed to the Securityholders on or about September 16, 2016, is set forth below.

Adoption of the Arrangement Resolution

As previously disclosed, on August 31, 2016, Cynapsus entered into an Arrangement Agreement (the “Arrangement Agreement”) among Sunovion Pharmaceuticals Inc., a Delaware corporation (“Parent”), and Sunovion CNS Development Canada ULC, an unlimited liability company existing under the laws of British Columbia, Canada (“Acquiror”), a wholly-owned subsidiary of Parent. The Parent is a wholly-owned subsidiary of Sumitomo Dainippon Pharma Co., Ltd., a leading Japanese pharmaceutical company headquartered in Osaka, Japan.

At the Meeting, the Securityholders (voting together as a class on an as exercised basis in the case of the warrants) voted upon and approved the special resolution (the “Arrangement Resolution”) set forth in the Information Circular approving, without limitation, a plan of arrangement pursuant to section 192 of the Canada Business Corporations Act (the “Arrangement”) whereby the Acquiror will acquire, directly or indirectly, all of the outstanding common shares of Cynapsus. Over 99.9% of the votes cast were in favor of the proposal. The results of the votes on this proposal were as follows:

Votes For	Votes Against
10,803,517	3,459

The Arrangement Resolution was also approved by a majority of the votes attached to the common shares held by shareholders present in person or represented by proxy at the Meeting excluding for this purpose votes attached to common shares required to be excluded pursuant to Multilateral Instrument 61-101 ─ Protection of Minority Security Holders in Special Transactions.

The foregoing description of the Arrangement, the Arrangement Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Arrangement Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Cynapsus on September 1, 2016 and is incorporated herein by reference.

Item 8.01	Other Events.

On October 13, 2016, Cynapsus issued a press release announcing that the Arrangement Resolution had been approved by the Securityholders of Cynapsus. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

SECURITYHOLDERS ARE URGED TO READ THE INFORMATION CIRCULAR BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT ACQUIROR, PARENT, CYNAPSUS AND THE PROPOSED TRANSACTION. Securityholders may obtain free copies of that document and other related documents filed with the United States Securities and Exchange Commission (“SEC”) at the SEC’s website at www.sec.gov. Securityholders may obtain free copies of the Information Circular and other documents filed by Cynapsus on the System for Electronic Document Analysis and Retrieval website maintained by the Canadian Securities Administrators at www.sedar.com. Securityholders may obtain free copies of the documents filed by Cynapsus with the SEC on Cynapsus’s website at www.cynapsus.ca under the heading “Investors” and then under the heading “SEC/EDGAR.”

No Offer or Solicitation

This communication does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to subscribe for or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Further, this communication does not constitute a solicitation or recommendation statement under the rules and regulations of the SEC or other United States applicable laws.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press release dated October 13, 2016.

SIGNATURES

Pursuant to the requirements of the United States Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNAPSUS THERAPEUTICS INC.

Date: October 13, 2016	By:	/s/ Andrew Williams
	Name:	Andrew Williams
	Title:	Chief Operating Officer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 13, 2016.